New Sections 8 and 9 are hereby added to Article III of Laclede Gas Company's By-Laws, effective the close of business on July 24, 1997, reading as follows:

Section 8. Notice of Stockholder Nominees for Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors of the Company may be made:
(a) by or at the direction of the Board of Directors; or (b) at a meeting of stockholders by any stockholder of the Company entitled to vote at such meeting for the election of directors and who complies with the procedures set forth in this Section 8. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Company, as hereinafter described.

To be timely, a stockholder's notice shall be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary date of the immediately preceding year's annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the Anniversary Date, notice by the stockholder to be timely must be received not earlier than 90 days prior to the date of the annual meeting and not later than the later of (i) 60 days prior to the date of the annual meeting, or (ii) 10 days following the date on which public announcement of the date of the annual meeting is first made by the Company; and (b) in the case of a special meeting of stockholders, not less than 25 days prior to the date of the meeting; provided, however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to stockholders by the Company, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public announcement was made. In no event shall the public announcement of an adjournment of a stockholders' meeting commence a new time period for the giving of a stockholder's notice as described in this Section 8. For purposes of this Section 8, and for the purpose of Section 9 of this Article III, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (hereinafter, in this Section 8, and in Section 9 of this Article III, called the "Exchange Act"), or any successor law or agency rule.

To be in proper written form, any stockholder's notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the previous five years, (iii) the class and number of shares of the Company's capital stock beneficially owned by such person, (iv) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (or any successor law or agency rule); and (b) as to each stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made ("Relevant Beneficial Owner"): (i) the

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name and address, as they appear on the Company's stockholder records, of such stockholder and any such Relevant Beneficial Owner; and (ii) the class and number of shares of the Company's capital stock which are owned beneficially and of record by such stockholder and any such Relevant Beneficial Owner. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information which pertains to the nominees and required to be set forth in a stockholder's notice of nomination.

In the event that a stockholder seeks to nominate one or more directors, the Chairman of the Board of Directors shall determine whether a stockholder has complied with this Section 8. If the Chairman of the Board of Directors shall determine that a stockholder has not complied with this Section 8, such Chairman shall declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-Laws of the Company, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor law or agency rule) with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of holders of any series of Preferred Stock to elect directors under specified circumstances, as provided in the Company's Articles of Incorporation.

Section 9. Procedures for Submission of Stockholder Proposals at Stockholders' Meetings. At any meeting of the stockholders of the Company, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Company entitled to vote on such business at such meeting who complies with the procedures set forth in this Section 9. For business properly to be brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company and must otherwise be a proper matter for stockholder action.

To be timely, a stockholder's notice shall be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary date of the immediately preceding year's annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the Anniversary Date, notice by the stockholder to be timely must be so received not earlier than 90 days prior to the date of the annual meeting and not later than the later of (i) 60 days prior to the date of the annual meeting, or (ii) 10 days following the date on which public announcement of the date of the annual meeting is first made by the Company; and (b) in the case of a special meeting of stockholders, not less than 25 days prior to the date of the meeting; provided, however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to stockholders by the Company, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public announcement was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 9.

To be in proper written form, any stockholder's notice to the Secretary of the Company shall set forth as to each matter the stockholder proposes to

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bring before the meeting of stockholders: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's stockholder records, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Company's capital stock which are owned beneficially and of record by the stockholder and any such beneficial owner; and (iv) any material interest of the stockholder and any such beneficial owner, in such business.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders, except in accordance with the procedures set forth in Section 8 or this Section 9 of the Company's By-Laws. The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and, if he should so determine and declare, any such business not properly brought before the meeting shall be disregarded. Notwithstanding any of the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor law or agency rule) with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor law or agency rule).
































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